Filed pursuant to Rule 424(b)(3).
                                      Registration Statement No. 33-59713



     SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

             SUPPLEMENT DATED NOVEMBER 17, 1995
                             to
                PROSPECTUS DATED MAY 31, 1995
                           for the
  SHAREHOLDER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

      The Prospectus dated May 31, 1995, is amended to reflect the changes itemized below:

     - Under   the   caption   entitled  "INCORPORATION   OF
       DOCUMENTS BY REFERENCE" on page 2, please substitute the following for items (2) and (3), respectively:

          (2) The  Corporation's  Quarterly  Reports  on
              Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;
          (3) The Corporation's Current Reports on Form 8-K dated January 24, 1995, April 20, 1995, May 18, 1995, July 1, 1995, July 24, 1995, August 2,
              1995 and October 23, 1995; and

     - Effective December 18, 1995, the Corporation's new Transfer Agent and Registrar, State Street Bank and Trust Company, will assume administration of the Shareholder Dividend Reinvestment and Stock Purchase Plan ("Plan") from the Corporation. After this date, please refer all questions and correspondence regarding the Plan and send all optional cash payments to State Street Bank and Trust Company at the following address and telephone number:

                      State Street Bank and Trust Company
                      P.O. Box 8209
                      Boston, MA  02266-8209
                      Telephone:  1-800-243-1110

     Please affix this Supplement to your Prospectus for future reference.